Exhibit 23.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 21, 2005 relating to the consolidated financial statements, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers SA

Athens, Greece

June 1, 2005